Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(889,680)
Unrealized Gain (Loss) on Market Value of Futures	742,570
Dividend Income	1,014
Interest Income	49
ETF Transaction Fees	1,000
Total Income (Loss)	$(145,047)

Expenses
Investment Advisory Fee	$21,684
NYMEX License Fee	706
Non-interested Directors' Fees and Expenses	204
Prepaid Insurance Expense	109
Brokerage Commissions	(539)
Other Expenses	16,988
Total Expenses	39,152
Expense Waiver*	(12,651)
Net Expenses	$26,501
Net Gain (Loss)	$(171,548)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/11	$35,022,013
Withdrawals (100,000 Units)	(3,529,522)
Net Gain (Loss)	(171,548)

Net Asset Value End of Period	$31,320,943
Net Asset Value Per Unit (900,000 Units)	$34.80

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502